Exhibit 10.8

TRANSOCEAN PARTNERS LLC

2014 INCENTIVE COMPENSATION PLAN

1. Objectives. This Transocean Partners LLC 2014 Incentive Compensation Plan (the “Plan”) has been adopted by Transocean Partners LLC, a Marshall Islands limited liability company (the “Company”), to attract and retain employees of the Company and its Affiliates, to attract and retain qualified non-employee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Affiliates.

2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Administrator” has the meaning given in Section 3.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question, including, without limitation, any Subsidiary. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Restricted Unit, Phantom Unit, Distribution Equivalent Right, Unit Award, Substitute Award, Unit Appreciation Right, Other Unit-Based Award or Performance Unit granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award is evidenced.

“Board” means the board of directors of the Company.

“Change in Control” means and shall be deemed to have occurred upon the date that Transocean Ltd. and its Affiliates cease to own 50% or more of either (A) the then outstanding equity interest of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, the transaction or event with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board or a committee of the Board as may be designated by the Board to administer this Plan with respect to Employees in whole or in part.

“Director” means an individual serving as a member of the Board who is not an Employee and an individual who has agreed to become a director of the Company and actually becomes such a director following such date of agreement.

“Distribution Equivalent Right” or “DER” means a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Company with respect to a Unit during the period such Award is outstanding.

“Effective Date” has the meaning given in Section 9.

“Employee” means (i) an employee of the Company, including an individual who has agreed to become an employee of the Company and actually becomes such an employee following such date of agreement, (ii) an individual who is seconded to the Company by any of its Affiliates and (iii) any other person the Committee determines is providing meaningful services to the Company and is employed by any of the Company’s Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a Unit means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Administrator). In the event Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Administrator and in compliance with Section 409A.

“Option” means an option to purchase Units granted pursuant to Section 6(a).

“Other Unit-Based Award” means an Award granted pursuant to Section 6(g).

“Participant” means an Employee or Director granted an Award under the Plan and any authorized transferee of such individual.

“Performance Unit” has the meaning given in Section 6(g).

“Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Administrator in its discretion.

“Restricted Period” means the period established by the Administrator with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted pursuant to Section 6(c) that is subject to a Restricted Period.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

“Substitute Award” means an Award granted pursuant to Section 6(h).

“Unit” means a common unit of the Company.

“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR. Such excess value may take the form of Units or cash as determined by the Administrator.

“Unit Award” means an Award granted pursuant to Section 6(f).

3. Administration.

(a) General. This Plan shall be administered by (1) the Committee with respect to Awards made to Employees and (2) the Board with respect to Awards made to Directors, provided that the Board may assume the authority and responsibility of the Committee for any and all purposes at any time. The term “Administrator” refers to the applicable of the Committee or the Board performing its functions hereunder. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award (including but not limited to performance requirements for such Award); (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. The Administrator may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such

Award was granted or (ii) consented to by such Participant. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award. No member of the Committee, the Board or any Person to whom the Committee or the Board has delegated authority in accordance with the provisions of Section 3(b) shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or the Board or by any Person in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(b) Delegation. The Board or the Committee may authorize a committee of one or more members of the Board to grant individual Awards pursuant to such conditions or limitations as the Board or the Committee may establish. The Committee may delegate to the Chief Executive Officer and to other employees of the Company its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Board or the Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

(c) Prohibition on Repricing of Awards. Subject to the provisions of Section 5(c), the terms of outstanding Award Agreements may not be amended without the approval of the Company’s unitholders so as to (i) reduce the exercise price or purchase price of any outstanding Options or UARs or (ii) cancel any outstanding Options or UARs in exchange for cash or other Awards, or Options or UARs with an exercise price or purchase price that is less than that of the original Options or UARs.

4. Eligibility.

(a) Employees. All Employees are eligible for Awards under this Plan, provided, however, that if the Administrator makes an Award to an individual whom it expects to become an Employee following the date such Award is granted, such Award shall be subject to (among other terms and conditions) the individual actually becoming an Employee.

(b) Directors. All Directors are eligible for Awards under this Plan, provided, however, that if the Administrator makes an Award to an individual whom it expects to become a Director following the date such Award is granted, such Award shall be subject to (among other terms and conditions) the individual actually becoming a Director.

5. Units Subject to the Plan.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 5(c), the number of Units that will be available to be delivered with respect to Awards under the Plan is                  Units. If any Award expires, is canceled, exercised, paid or otherwise terminates without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. Notwithstanding the foregoing, (i) Units withheld or tendered to pay withholding taxes or the exercise price of an Award shall not again be available for the grant of Awards under the Plan, (ii) the full number of Units subject to an Option or UAR granted that are settled by the issuance of Units shall be counted against the Units authorized for issuance under this Plan, regardless of the number of Units actually issued upon the settlement of such Option or UAR, and (iii) any Units repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Units available for the future grant of Awards. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Units issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. The Board may from time to time adopt and observe such rules and procedures concerning the counting of Units against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Units are listed or any applicable regulatory requirement. The Board and the appropriate officers of the Company are authorized to take from time to time whatever actions are necessary, and to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Units are available for issuance pursuant to Awards.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Company, any Affiliate thereof or any other Person, or Units otherwise issuable by the Company, or any combination of the foregoing, as determined by the Administrator in its discretion.

(c) Anti-dilution Adjustments.

(i) General. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its unitholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the units of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, other class of units (whether or not such issue is prior to, on a parity with or junior to the Units) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(ii) Equity Restructuring. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company pursuant to the provisions of FASB ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Administrator shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in a FASB ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Administrator shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

(iii) Adjustments. In the event that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event other than an “equity restructuring” affects the Units, then the Administrator may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number. No adjustment pursuant to this Section 5(c) shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable.

6. Awards.

(a) Options. The Administrator shall have the authority to determine the Employees or Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option as the Administrator shall determine, that are not inconsistent with the provisions of the Plan. The term of an Option may not exceed 10 years. The purchase price per Unit purchasable under an Option shall be determined by the Administrator at the time the Option is granted, provided such purchase price may not be less than 100% of its Fair Market Value as of the date of grant. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a broker-assisted cashless exercise through procedures approved by the Administrator, delivery of previously owned Units having a Fair Market Value on the exercise date equal to the relevant exercise price, or any combination thereof.

(b) Unit Appreciation Rights. The Administrator shall have the authority to determine the Employees or Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether the Unit Appreciation Rights are tandem or standalone and the conditions and limitations applicable to the exercise of the Unit Appreciation Right as the Administrator shall determine, that are not inconsistent with the provisions of the Plan. The exercise price per Unit Appreciation Right shall be not less than 100% of its Fair Market Value as of the date of grant. The holder of a tandem Unit Appreciation Right may elect to exercise either the Option or the Unit Appreciation Right, but not both. The term of a Unit Appreciation Right may not exceed 10 years.

(c) Restricted Units. The Administrator shall have the authority to determine the Employees or Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted, the applicable Restricted Period, the conditions under which the Restricted Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Administrator may establish with respect to such Awards. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying any tax withholding obligations, the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

(d) Phantom Units. The Administrator shall have the authority to determine the Employees or Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted, the applicable Restricted Period, the conditions under which the Phantom Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability and the form and time of settlement, as the Administrator may establish with respect to such Awards.

(e) Distribution Equivalent Rights. The Administrator shall have the authority to determine the Employees or Directors to whom DERs shall be granted, whether such DERs are in tandem with other Awards or constitute separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account, any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Administrator in its discretion. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time and subject to such limitations as may be determined by the Administrator. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Administrator in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.

(f) Unit Awards. Awards of Units may be granted under the Plan to such Employees or Directors and in such amounts as the Administrator, in its discretion, may select, subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Administrator may establish with respect to such Awards.

(g) Other Unit-Based Awards/Performance Units. Other Unit-Based Awards may be granted under the Plan to such Employees or Directors as the Administrator may select. An Other Unit-Based Award shall be an Award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Administrator shall determine the terms and conditions of any Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement. Without limiting the type or number of Other Unit-Based Awards that may be made under the Plan, any Other Unit-Based Award may be in the form of an Other Unit-Based Award which vests based on performance criteria selected by the Administrator (“Performance Units”). The Administrator shall set performance criteria in its sole discretion which, depending on the extent to which they are met, may determine the value and/or amount of such performance vested Awards that will be paid out to the Participant and/or the portion of a performance vested Award that may be exercised.

(h) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees or Directors as a result of a merger, consolidation or acquisition by the Company or an Affiliate of another entity or the assets of another entity (a “Substitute Award”).

(i) General.

(i) Award Agreements. Each Award shall be evidenced in either an individual Award Agreement or within a separate plan, policy, agreement or other written (including electronic form) document, which shall reflect any vesting conditions or restrictions imposed by the Administrator covering a period of time specified by the Administrator and shall also contain such terms, conditions and limitations as shall be determined by the Administrator in its sole discretion.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Administrator, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Limits on Transfer of Awards. Unless otherwise determined by the Administrator or expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Administrator. The Administrator may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 6(i)(iii) shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

(iv) Uncertificated Units. Unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, actual certificates evidencing Units issued in connection with any Award will not be delivered to Participants by the Company. Rather, Units issued under the Plan will be registered in uncertificated book-entry form. As a result, holders of Units will receive account statements reflecting their ownership interest in the Units. The book-entry Units will be held with the Company’s transfer agent, which will serve as the record keeper for all Units being issued in connection with the Plan. Any Units issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Administrator may cause a legend or legends to be inscribed with any book entry to make appropriate reference to such restrictions.

(v) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Administrator has determined that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Administrator, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

7. Amendment and Termination; Change in Control. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded:

(a) Amendments to the Plan. The Board may amend, alter, or discontinue the Plan from time to time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any Award theretofore granted without the Participant’s consent, except such an amendment made to cause the Plan to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required to satisfy Rule 16b-3 under the Exchange Act.

(b) Amendments to Awards. The Administrator shall have the authority to amend any grant, prospectively or retroactively, to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no such amendment shall impair the rights of any Participant without the Participant’s written consent except such amendment made to cause the award to comply with applicable law, stock exchange rules or accounting rules.

(c) Change in Control. Unless otherwise specifically provided in the Award Agreement, the Administrator, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions upon a Change in Control:

(i) provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment, or distribution of an Award;

(ii) provide for the purchase of any Awards from a Participant for an amount of cash equal to the amount that could have been obtained upon the exercise, payment, or distribution of such rights had such Award been currently exercisable or payable;

(iii) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving entity in such Change in Control;

(iv) provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Administrator determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(v) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(vi) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price), and/or the vesting and performance criteria included in, outstanding Awards;

(vii) provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and/or

(viii) provide that the Award cannot be exercised or become payable after such event and shall terminate upon such event.

8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, including the treatment upon termination of employment or service. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash or Units, including Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of an Award, including its grant, its exercise, the lapse of restrictions thereon, or any payment or transfer of an Award under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be so withheld or surrendered shall be limited to the number of Units which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, its Subsidiaries or any of their Affiliates, or to remain on the Board, as applicable. Furthermore, the Company, its Subsidiaries and/or an Affiliate thereof may at any time dismiss a Participant from employment or service free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.

(d) No Rights as Unitholder. Except as otherwise provided herein, a Participant shall have none of the rights of a unitholder with respect to Units covered by any Award unless and until the Participant becomes the record owner of such Units.

(e) Section 409A.

(i) General. Awards made under this Plan are intended to comply with or be exempt from Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(ii) Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A.

(f) Compliance with Laws.

(i) The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange on which the Units are listed, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

(ii) If an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

(g) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.

(h) Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(i) Other Laws. The Administrator may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(k) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(m) No Guarantee of Tax Consequences. None of the Board, the Committee or the Company provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state or local tax treatment will (or will not) apply or be available to any Participant or other Person.

(n) Non-U.S. Participants. The Administrator may grant Awards to persons outside the United States under such terms and conditions as may, in the judgment of the Administrator, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, the Administrator may not take any actions under this Plan, and no Awards shall be granted hereunder, that would violate the Exchange Act, the Code or any other applicable law.

(o) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Administrator, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Administrator may select, and the Company and all of their Affiliates shall be relieved of any further liability for payment of such amounts.

(p) Recoupment Provisions. Awards under the Plan shall be subject to any applicable clawback, recoupment or recovery provision pursuant to Company policy or required by applicable law including United States federal and state securities laws or by any national securities exchange on which the Units of the Company are listed or any applicable regulatory requirement, or as set forth in any individual Award Agreement.

9. Effectiveness of the Plan. The Plan was approved and adopted by the Board prior to, and shall be effective on the date of, the initial public offering of the Units (the “Effective Date”).

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